Exhibit 10.13

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (“Agreement”) dated as of March 20, 2020, is between the PEKIN LENDERS (defined below) and the ICP LENDERS (defined below).

RECITALS

WHEREAS, PACIFIC ETHANOL PEKIN, LLC, a Delaware limited liability company (“Pekin”), COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, successor by merger to 1st Farm Credit Services, PCA, as a Lender, and COBANK, ACB, a federally-chartered instrumentality of the United States, as Agent, are parties to a Credit Agreement dated as of December 15, 2016, as amended, restated, supplemented or otherwise modified from time to time, including by that certain Amendment No. 7 to Credit Agreement and Waiver (the “Pekin Seventh Amendment”) dated as of December 20, 2019 (and as further amended, restated, supplemented or otherwise modified from time to time, including as of the date hereof, the “Pekin Credit Agreement”) pursuant to which the Pekin Lenders have made and may make advances and extend other financial accommodations to Pekin. The lenders from time to time as parties to the Pekin Credit Agreement are referred to herein as the “Pekin Lenders.”

WHEREAS, ILLINOIS CORN PROCESSING, LLC, a Delaware limited liability company (“ICP” and together with Pekin collectively, the “Borrowers”), COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, as a Lender, and COBANK, ACB, a federally-chartered instrumentality of the United States, as Cash Management Provider and Agent, are parties to a Credit Agreement dated as of September 15, 2017 as amended from time to time, including by that certain Amendment No. 1 to Credit Agreement and Waiver (the “ICP First Amendment” and together with the Pekin Seventh Amendment, the “Credit Agreement Amendments”) dated as of December 20, 2019 (and as further amended, restated, supplemented or otherwise modified from time to time, including as of the date hereof, the “ICP Credit Agreement” and together with the Pekin Credit Agreement, the “Credit Agreements”) pursuant to which the ICP Lenders have made and may make advances and extend other financial accommodations to ICP. The lenders from time to time as parties to the ICP Credit Agreement are referred to herein as the “ICP Lenders.”

WHEREAS, in connection with the Pekin Credit Agreement, Pekin executed (i) an Illinois Future Advance Real Estate Mortgage dated as of December 15, 2016 (“Pekin Mortgage”) in favor of the Pekin Lenders which provided that, among other things, the real estate collateral referenced in the Pekin Mortgage also secured Pekin’s obligations under the Pekin Credit Agreement (the “Pekin Priority Real Property Collateral”), and (ii) a Security Agreement dated as of December 15, 2016 (“Pekin Security Agreement”) in favor of the Pekin Lenders which provided that, among other things, the personal property collateral referenced therein secured Pekin’s obligations under the Pekin Credit Agreement (the “Pekin Priority Personal Property Collateral” and together with the Pekin Priority Personal Property Collateral, the “Pekin Priority Collateral”).

WHEREAS, in connection with the ICP Credit Agreement, ICP executed (i) an Illinois Future Advance Real Estate Mortgage dated as of September 15, 2017 (“ICP Mortgage”) in favor of the ICP Lenders which provided that, among other things, the real estate collateral referenced in the ICP Mortgage also secured ICP’s obligations under the ICP Credit Agreement (the “ICP Priority Real Property Collateral”), and (ii) a Security Agreement dated as of September 15, 2017 (“ICP Security Agreement”) in favor of the ICP Lenders which provided that, among other things, the personal property collateral referenced therein secured ICP’s obligations under the ICP Credit Agreement (the “ICP Priority Personal Property Collateral” and together with the ICP Priority Personal Property Collateral, the “ICP Priority Collateral”). The Pekin Priority Collateral together with the ICP Priority Collateral is sometimes referred to herein as the “Collateral”.

WHEREAS, in connection with the Pekin Seventh Amendment, Pekin executed (i) a Guaranty even dated therewith (“Pekin Guaranty”) in favor of the ICP Lenders, and (ii) a First Amendment to Security Agreement even dated therewith in favor of the ICP Lenders (and together with the Pekin Guaranty, the “Pekin Cross-Collateral Documents”) which provides that, among other things, the personal property collateral referenced in the Pekin Security Agreement also secures Pekin’s obligations under the Pekin Guaranty (the “Pekin Subordinated Personal Property Collateral”) and (iii) a Third Amendment to Illinois Future Advance Real Estate Mortgage even dated therewith (“Pekin Mortgage Amendment”) in favor of the ICP Lenders which provides that, among other things, the real estate collateral referenced in the Pekin Mortgage also secures Pekin’s obligations under the Pekin Guaranty (the “Pekin Subordinated Real Property Collateral” and together with the Pekin Subordinated Personal Property Collateral, the “Pekin Subordinated Collateral”).

WHEREAS, in connection with the ICP First Amendment, ICP executed (i) a Guaranty even dated therewith (“ICP Guaranty”) in favor of the Pekin Lenders, and (ii) a First Amendment to Security Agreement even dated therewith in favor of the Pekin Lenders and together with the ICP Guaranty, the “ICP Cross-Collateral Documents”) which provides that, among other things, the personal property collateral referenced in the ICP Security Agreement also secures ICP’s obligations under the ICP Guaranty (the “ICP Subordinated Personal Property Collateral”) and (iii) an Amendment to Illinois Future Advance Real Estate Mortgage even dated therewith (“ICP Mortgage Amendment”) in favor of the Pekin Lenders which provides that, among other things, the real estate collateral referenced in the ICP Mortgage also secures ICP’s obligations under the ICP Guaranty (the “ICP Subordinated Real Property Collateral” and together with the ICP Subordinated Personal Property Collateral, the “ICP Subordinated Collateral”).

WHEREAS, per the Pekin Seventh Amendment and the ICP First Amendment, on or before September 30, 2020, the Pekin Lenders and the ICP Lenders shall receive payment of $40,000,000 (the “Paydown Amount”) to reduce the outstanding balances of the respective Term Loans under the Credit Agreements.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ICP Lenders and the Pekin Lenders (each, a “Party” and collectively, the “Parties”) are executing this Agreement to set forth their lien priorities with respect to the Collateral.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as set forth below.

1. Recitals. The Recitals to this Agreement as set forth above are true and correct, and are hereby incorporated into and made a part of this Agreement.

2.  Definitions. The terms set forth below shall have the meaning as set forth in this Section.

“Aurora” means Pacific Aurora, LLC, a Delaware limited liability company and subsidiary of PEC.

“ICP Obligations” means the obligations of ICP to the ICP Lenders that are now or hereafter secured by all or a portion of the ICP Priority Collateral.

“Debt or Equity Issuance” means any one or more of the following: (i) the issuance of preferred stock by Pekin and/or ICP, (ii) the issuance of subordinated debt by Pekin and/or ICP, and (iii) any other transaction with a similar impact on the ownership and/or capitalization of either or both of Pekin and ICP.

“Debt or Equity Issuance Proceeds” means any proceeds from a Debt or Equity Issuance Sale.

“Full Business Sale” means the sale of all or substantially all of the stock or assets of either or both of Pekin and ICP.

“Full Business Sale Proceeds” means any proceeds from a Full Business Sale.

“Partial Equity Sale” means any the sale of some, but not all or substantially all, of the equity interests in either or both of Pekin and ICP.

“Partial Equity Sale Proceeds” means any proceeds from a Partial Equity Sale.

“Paydown Proceeds” means, collectively and individually, any (i) Debt or Equity Issuance Proceeds, (ii) Partial Equity Sale Proceeds, and (iii) proceeds from any sale of some or all of the stock or equity of Aurora, but specifically excluding any Full Business Sale Proceeds.

“PEC” means Pacific Ethanol Central LLC, a Delaware limited liability company, and sole member of each of Pekin and ICP.

“PEC Asset Sale” shall have the meaning given to such term in the Pekin Credit Agreement.

“Pekin Obligations” means the obligations of Pekin to the Pekin Lenders that are now or hereafter secured by all or a portion of the Pekin Priority Collateral.

“Western Asset Sale” shall have the meaning given to such term in the Pekin Credit Agreement.

3. Priority; Application of Proceeds; Incorrect Payments.

3.1. Notwithstanding the terms or provisions of any agreement or arrangement that either Party may now or hereafter have with Pekin or any rule of law, and irrespective of the time, order or method of attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement, any security interest in all or any part of the Pekin Priority Collateral now or hereafter existing in favor of the Pekin Lenders, whether or not perfected, and any other right, title or interest in the Pekin Priority Collateral now or hereafter held by Pekin, are and shall remain senior to any security interest in all or any part of the Pekin Priority Collateral now or hereafter existing in favor of the ICP Lenders. The ICP Lenders agree that they will not at any time contest the validity, perfection, priority or enforceability of the Pekin Obligations, or the liens and security interests of the Pekin Lenders in the Pekin Priority Collateral. In the event of any sale, transfer or other disposition of the Pekin Priority Collateral (other than in connection with a Full Business Sale), the proceeds resulting therefrom (including insurance proceeds) shall be applied as follows: (i) first, to the Pekin Obligations as the Pekin Lenders shall determine in their sole discretion, (ii) unless the Paydown Amount has been paid in full, second, to the ICP Obligations as the ICP Lenders shall determine in their sole discretion, and (iii) third, to Pekin or to whoever is lawfully entitled to the same.

3.2. Notwithstanding the terms or provisions of any agreement or arrangement that either Party may now or hereafter have with ICP or any rule of law, and irrespective of the time, order or method of attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement, any security interest in all or any part of the ICP Priority Collateral now or hereafter existing in favor of the ICP Lenders, whether or not perfected, and any other right, title or interest in the ICP Priority Collateral now or hereafter held by ICP, are and shall remain senior to any security interest in all or any part of the ICP Priority Collateral now or hereafter existing in favor of the Pekin Lenders. The Pekin Lenders agree that they will not at any time contest the validity, perfection, priority or enforceability of the ICP Obligations, or the liens and security interests of the ICP Lenders in the ICP Priority Collateral. In the event of any sale, transfer or other disposition of the ICP Priority Collateral (other than in connection with a Full Business Sale), the proceeds resulting therefrom (including insurance proceeds) shall be applied as follows: (i) first, to the ICP Obligations as the ICP Lenders shall determine in their sole discretion, (ii) unless the Paydown Amount has been paid in full, second, to the Pekin Obligations as the Pekin Lenders shall determine in their sole discretion, and (iii) third, to ICP or to whoever is lawfully entitled to the same.

3.3. Until the Paydown Amount is received in full by the Parties, the Pekin Lenders shall receive 80% of any Paydown Proceeds received by the Pekin Lenders and/or the ICP Lenders and shall apply such funds to the pay down of principal of the “Term Loan” under the Pekin Credit Agreement until paid in full, and then to the “Revolving Term Loan” under the Pekin Credit Agreement. The ICP Lenders shall receive the remaining 20% of such Paydown Proceeds and shall apply such funds to the principal paydown of the “Term Loan” under the ICP Credit Agreement until paid in full, and then to the “Revolving Term Loan” under the ICP Credit Agreement.

3.4. In the event of a Full Business Sale of Pekin, the Full Business Sale Proceeds shall be applied as follows: (i) first to the pay down of principal of the “Term Loan” under the Pekin Credit Agreement until paid in full, and (ii) second, to the “Revolving Term Loan” under the Pekin Credit Agreement. Any proceeds that remain following the full satisfaction of the Pekin Obligations shall be applied as set forth in Section 2.8 of the Pekin Credit Agreement.

3.5. In the event of a Full Business Sale of ICP, the Full Business Sale Proceeds shall be applied as follows: (i) first to the pay down of principal of the “Term Loan” under the ICP Credit Agreement until paid in full, and (ii) second, to the “Revolving Term Loan” under the ICP Credit Agreement. Any proceeds that remain following the full satisfaction of the ICP Obligations shall be applied as set forth in Section 2.8 of the Pekin Credit Agreement.

3.6. The Parties acknowledge and agree that upon the receipt by the Parties of the Paydown Amount in full, (i) the security interest of the ICP Lenders in the Pekin Subordinated Collateral shall automatically terminate in accordance with the terms contained in the Pekin Cross-Collateral Documents, without further action by or notice to either Party, and (ii) the security interest of the Pekin Lenders in the ICP Subordinated Collateral shall automatically terminate in accordance with the terms contained in the ICP Cross-Collateral Documents, without further action by or notice to either Party.

3.7. If any payment not permitted to be made by either of the Borrowers to the Pekin Lenders or accepted by the Pekin Lenders under this Agreement is made and received by the Pekin Lenders, such payment shall not be commingled with any of the assets of the Pekin Lenders but shall be held by the Pekin Lenders for the benefit of the ICP Lenders and shall be promptly paid over to the ICP Lenders for application to the payment of the ICP Obligations then remaining unpaid as the ICP Lenders shall determine in their sole discretion until all of the ICP Obligations are paid in full.

3.8. If any payment not permitted to be made by either of the Borrowers to the ICP Lenders or accepted by the ICP Lenders under this Agreement is made and received by the ICP Lenders, such payment shall not be commingled with any of the assets of the ICP Lenders, shall be held by the ICP Lenders for the benefit of the Pekin Lenders and shall be promptly paid over to the Pekin Lenders for application to the payment of the Pekin Obligations then remaining unpaid as the Pekin Lenders shall determine in their sole discretion until all of the Pekin Obligations are paid in full.

3.9. For the avoidance of doubt, and in addition to the provisions of Section 3.1 and 3.2 above, the Parties acknowledge and agree that the lien priorities set forth in this Agreement shall not be altered or otherwise affected by any failure to perfect the security interests in the Collateral, the avoidance or invalidation of any Party’s lien or by any other action or inaction which (i) the ICP Lenders or their Agent may take or fail to take with respect to the ICP Priority Collateral or (ii) the Pekin Lenders or their Agent may take or fail to take with respect to the Pekin Priority Collateral.

4. Enforcement of Security Interests in Pekin Priority Collateral.

4.1. Unless and until all of the Pekin Obligations have been paid in full, the ICP Lenders shall have no right to take any action with respect to any portion of the Pekin Priority Collateral without the written consent of the Pekin Lenders, whether by judicial or nonjudicial foreclosure, notification to Pekin’s account debtors, the seeking of the appointment of a receiver for any portion of the Pekin Priority Collateral, or otherwise. For purposes of this Agreement, the Pekin Obligations shall not be deemed to have been paid in full until all obligations of the Pekin Lenders to extend credit to Pekin have terminated and the Pekin Lenders have received payment of the Pekin Obligations in cash.

4.2. If the ICP Lenders, in contravention of the terms of this Agreement, (i) commence, prosecute or participate in any suit, proceeding or other action with respect to any of the Pekin Priority Collateral, then the Pekin Lenders may interpose as a defense or plea the making of this Agreement, and the Pekin Lenders may intervene and interpose such defense or plea in its name or in the name of Pekin, or (ii) attempts to enforce any remedies prohibited by this Agreement, then the Pekin Lenders may restrain the enforcement thereof in its own name or in the name of Pekin.

4.3. Unless and until the Pekin Obligations have been paid in full, any Pekin Priority Collateral received by the ICP Lenders shall be held in trust for the benefit of the Pekin Lenders and immediately remitted to the Pekin Lenders.

4.4. For the avoidance of doubt, other than specifically contained in this Section 4 or in Section 5 below, nothing contained in this Agreement shall in any way limit, prohibit or modify the rights or remedies of, or the enforcement or collection by (i) the Pekin Lenders with respect to the Pekin Obligations and the Pekin Priority Collateral, or (ii) ICP with respect to the ICP Obligations and the ICP Priority Collateral.

5. Enforcement of Security Interests in ICP Priority Collateral.

5.1. Unless and until all of the ICP Obligations have been paid in full, the Pekin Lenders shall have no right to take any action with respect to any portion of the ICP Priority Collateral without the written consent of the ICP Lenders, whether by judicial or nonjudicial foreclosure, notification to ICP’s account debtors, the seeking of the appointment of a receiver for any portion of the ICP Priority Collateral, or otherwise. For purposes of this Agreement, the ICP Obligations shall not be deemed to have been paid in full until all obligations of the ICP Lenders to extend credit to ICP have terminated and the ICP Lenders have received payment of the ICP Obligations in cash.

5.2. If the Pekin Lenders, in contravention of the terms of this Agreement, (i) commence, prosecute or participate in any suit, proceeding or other action with respect to any of the ICP Priority Collateral, then the ICP Lenders may interpose as a defense or plea the making of this Agreement, and the ICP Lenders may intervene and interpose such defense or plea in its name or in the name of ICP, or (ii) attempts to enforce any remedies prohibited by this Agreement, then the ICP Lenders may restrain the enforcement thereof in its own name or in the name of ICP.

5.3. Unless and until the ICP Obligations have been paid in full, any ICP Priority Collateral received by the Pekin Lenders shall be held in trust for the benefit of the ICP Lenders and immediately remitted to the ICP Lenders.

6. Representations and Covenants.

6.1. The Pekin Lenders represent and warrant, or covenant (as applicable), to the ICP Lenders that: (a) the Pekin Lenders are the owners of the Pekin Obligations, free and clear of the claims of any other person or entity; (b) the Pekin Lenders have not heretofore subordinated the Pekin Obligations, or the security interest securing the same, to the obligations or security interest of any other person or entity; (c) the Pekin Lenders will not, at any time while this Agreement is in effect, sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Pekin Obligations to any person or entity other than one that agrees in a writing, satisfactory in form and substance to the ICP Lenders, to become a party to this Agreement and to succeed to the rights, and be bound by all of the obligations, of the Pekin Lenders hereunder. In the case of any such disposition by the Pekin Lenders, they will notify the ICP Lenders at least (10) ten days prior to the date of any such intended disposition; (d) the execution of this Agreement by the Pekin Lenders will not violate or conflict with the organizational documents of the Pekin Lenders, any material agreement binding upon the Pekin Lenders or any law, regulation or order or require any consent or approval which has not been obtained, and (e) the Pekin Lenders will provide the ICP Lenders written notice of any amendments to the agreements evidencing the Pekin Obligations.

6.2. The ICP Lenders represent and warrant, or covenant (as applicable), to the Pekin Lenders that: (a) the ICP Lenders are the owner of the ICP Obligations, free and clear of the claims of any other person or entity; (b) the ICP Lenders have not heretofore subordinated the ICP Obligations, or the security interest securing the same, to the obligations or security interest of any other person or entity; (c) the ICP Lenders will not, at any time while this Agreement is in effect, sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the ICP Obligations to any person or entity other than one that agrees in a writing, satisfactory in form and substance to the Pekin Lenders, to become a party hereto and to succeed to the rights, and be bound by all of the obligations, of the ICP Lenders hereunder. In the case of any such disposition by the ICP Lenders, they will notify the Pekin Lenders at least (10) ten days prior to the date of any such intended disposition; (d) the execution of this Agreement by the ICP Lenders will not violate or conflict with the organizational documents of the ICP Lenders, any material agreement binding upon the ICP Lenders or any law, regulation or order or require any consent or approval which has not been obtained, and (e) the ICP Lenders will provide the Pekin Lenders written notice of any amendments to the agreements evidencing the Pekin Obligations.

7. Effect of Bankruptcy.

7.1 This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against any Borrower under the Bankruptcy Code and shall apply with full force and effect with respect to all applicable Collateral acquired by such Borrower, or obligations incurred by such Borrower to the applicable Party, subsequent to the date of said petition.

7.2 If any Borrower becomes subject to a proceeding under the Bankruptcy Code and either Party permits the use of cash collateral or provides financing to such Borrower under Section 363 or 364 of the Bankruptcy Code, then adequate notice to the other Party shall have been provided for such financing upon 10 business day’ notice prior to the entry of the final order approving such financing as provided for in Section 18 below.

8. No Duty to Lend. Nothing contained herein or in any prior agreement or understanding shall be deemed to create any duty on the part of either Party to extend or continue to extend financial accommodations to any Borrower.

9. Waiver of Marshaling. Each Party irrevocably waives any right to compel the other Party to marshal assets of any Borrower.

10. UCC Notices. In the event that either Party is required by this Agreement, the Uniform Commercial Code or any other applicable law to give any notice to the other Party, such notice shall be given to such other Party at the appropriate address specified in Section 18 hereof (or to such other address with respect to which notice has been given hereunder), and ten (10) business days’ notice shall be conclusively deemed to be commercially reasonable.

11. Benefits of This Agreement. This Agreement is solely for the benefit of and shall bind the Parties and their respective successors and assigns, and no other person or entity shall have any right, benefit, priority or interest hereunder.

12. Modification. This Agreement shall be subject to modification only in writing, signed by the Parties.

13. Term. This Agreement shall continue so long as both Parties have a security interest in all or a portion of the Collateral.

14. Waiver.

14.1 No delay or failure of either Party in exercising any right, power or remedy under this Agreement shall affect or operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.

14.2 Any waiver, consent or approval of any kind by either Party, or any notice of breach or default under this Agreement, shall be ineffective unless in writing and shall be effective only to the extent set forth in such writing.

15. Obligations Hereunder Not Affected. All rights and interests of the Parties under this Agreement, and all agreements and obligations of the Parties under this Agreement, shall remain in full force and effect irrespective of the following: (a) any lack of validity or enforceability of any of the Pekin Obligations or the ICP Obligations; (b) any change in the time, manner or place of payment of, or in any other term of, any or all of the Pekin Obligations or the ICP Obligations, or any other amendment or waiver of, or consent to departure from, any term or provision of any of the Pekin Obligations or the ICP Obligations; (c) any release, amendment or waiver of, or consent to departure from, any guaranty for any or all of the Pekin Obligations or the ICP Obligations; and (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, a subordinated creditor. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Pekin Obligations is rescinded or must otherwise be returned by the Pekin Lenders, or any payment of any of the ICP Obligations is rescinded or must otherwise be returned by the ICP Lenders, in either case upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, all as though such payment had not been made.

16. Choice of Law. THIS AGREEMENT AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER AND/OR EVIDENCED HEREBY SHALL BE GOVERNED BY, CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

18 Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent via electronic mail or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by electronic mail, on the date of transmission if transmitted on a business day before 4:00 p.m. (Central time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four (4) Business Days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to the Pekin Lenders: COBANK, ACB 6340 South Fiddlers Green Circle Greenwood Village, CO 80111 Attention: Credit Information Services Email: CIServices@cobank.com	With a copy to: Bryan Cave Leighton Paisner LLP 161 North Clark Street, Suite 4300 Chicago, IL 60201 Attn: Eric S. Prezant, Esq. Email: eric.prezant@bclplaw.com
If to the ICP Lenders: COBANK, ACB 6340 South Fiddlers Green Circle Greenwood Village, CO 80111 Attention: Credit Information Services Email: CIServices@cobank.com	With a copy to: Bryan Cave Leighton Paisner LLP 161 North Clark Street, Suite 4300 Chicago, IL 60201 Attn: Eric S. Prezant, Esq. Email: eric.prezant@bclplaw.com.

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 18.

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The parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized as of the date first written above.

Pekin Lenders:
COMPEER FINANCIAL, PCA

By:	/s/ Kevin Buente
Name:	Kevin Buente
Title:	Principal Credit Officer

ICP Lenders:
COMPEER FINANCIAL, PCA

By:	/s/ Kevin Buente
Name:	Kevin Buente
Title:	Principal Credit Officer

Acknowledged and Agreed:

COBANK, ACB, as Cash Management Provider and Agent for the Pekin Lenders		PACIFIC ETHANOL PEKIN, LLC

By:	/s/ Janet Downs	By:	/s/ Bryon McGregor
Name:	Janet Downs	Name:	Bryon McGregor
Title:	Vice President	Title:	Chief Financial Officer

COBANK, ACB, as Cash Management Provider and Agent for the ICP Lenders		ILLINOIS CORN PROCESSING, LLC

By:	/s/ Janet Downs	By:	/s/ Bryon McGregor
Name:	Janet Downs	Name:	Bryon McGregor
Title:	Vice President	Title:	Chief Financial Officer